Exhibit 99.1

News Release
____________________________________________________________________________________
Merck Announces Any and All Tender Offers
Release Date:
Monday, November 6, 2017 9:00 am EDT
Terms:
Corporate News Financial News Latest News
Dateline City:
KENILWORTH, N.J.
KENILWORTH, N.J.--(BUSINESS WIRE)--Merck & Co., Inc. ("Merck") (NYSE:MRK), known as MSD outside the United States and Canada, announced today the commencement of offers to purchase (collectively, the "Offers") any and all of the outstanding notes listed in the table below (collectively, the "Notes"). The Offers are being made upon, and are subject to, the terms and conditions set forth in the Offer to Purchase, dated November 6, 2017 (the "Offer to Purchase").
The following table sets forth some of the terms of the Offers, which are more fully set out in the Offer to Purchase:
Title of Notes	CUSIP Number	Principal Amount Outstanding	Bloomberg Reference Page	U.S. Treasury Reference Security	Acceptance Priority Level	Fixed Spread (Basis Points)	Hypothetical Total Consideration(1)
6.55% Senior Notes due 2037	806605AH4	$524,052,000	FIT1	3.000% due 05/15/47	1	+55	$1,455.37
5.85% Notes due 2039	589331AQ0	$418,907,000	FIT1	3.000% due 05/15/47	2	+60	$1,367.33
6.50% Senior Notes due 2033	806605AG6	$717,611,000	FIT1	3.000% due 05/15/47	3	+45	$1,399.20
5.95% Debentures due 2028	589331AE7	$357,745,000	FIT1	2.250% due 08/15/27	4	+45	$1,296.57
5.75% Notes due 2036	589331AM9	$372,130,000	FIT1	3.000% due 05/15/47	5	+50	$1,338.71
6.40% Debentures due 2028	589331AD9	$326,507,000	FIT1	2.250% due 08/15/27	6	+40	$1,324.42
6.30% Debentures due 2026	589331AC1	$153,077,000	FIT1	2.250% due 08/15/27	7	+40	$1,256.29
5.76% Notes due 2037	58933NAL3	$79,132,000	FIT1	3.000% due 05/15/47	8	+65	$1,320.46
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(1) Per $1,000 principal amount of Notes, assuming that the Reference Yield (as defined below) had been measured at 11:00 a.m., New York City time, on November 3, 2017 and assuming a hypothetical settlement date of November 15, 2017. The Actual Reference Yield (as defined in the Offer to Purchase) will be determined in accordance with the terms of the Offers. See the Offer to Purchase.
The Offers will expire at 5:00 p.m. (Eastern time) on November 13, 2017 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes tendered may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on November 13, 2017 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Withdrawal Date”), but not thereafter. The “Settlement Date” with respect to an Offer will be promptly following the Expiration Date and is expected to be November 15, 2017, which is the second business day after the Expiration Date. The “Guaranteed Delivery Settlement Date” with respect to Notes validly tendered pursuant to the guaranteed delivery procedures after the Expiration Date and at or prior to the Guaranteed Delivery Date (as defined in the Offer to Purchase) and accepted for purchase will be the first business day after the Guaranteed Delivery Date and is expected to be November 16, 2017.
Upon the terms and subject to the conditions set forth in the Offer to Purchase, the consideration for each $1,000 principal amount of each series of Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the guaranteed delivery procedures, and accepted for purchase (the “Total Consideration”), will be payable in cash and will be determined in accordance with standard market practice, as described in the Offer to Purchase, that equates to a yield to maturity equal to the applicable reference yield plus the applicable fixed spread, which reference yield shall be based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the above table at 11:00 a.m. (Eastern time) on November 13, 2017 (such time and date, as the same may be extended with respect to such Offer, the “Price Determination Date”). Merck will announce the applicable Total Consideration for each series of Notes as soon as practicable after they are determined by the Dealer Manager on the Price Determination Date.

In addition to the applicable Total Consideration, holders whose Notes are accepted for purchase will be paid accrued and unpaid interest on such Notes to, but not including, the Settlement Date. Interest will cease to accrue on the Settlement Date for all Notes accepted, including those tendered through the guaranteed delivery procedures.
Merck’s obligation to accept Notes tendered in the Offers is subject to the satisfaction of certain conditions described in the Offer to Purchase, including the Complete Purchase Condition (as defined below). Merck reserves the right, subject to applicable law, to waive any and all conditions to any Offer.
Merck’s obligation to accept and pay for any Notes of any series validly tendered is subject to the terms and conditions set forth in the Offer to Purchase, as it may be amended or supplemented, including, but not limited to, with respect to each series of Notes, $850,000,000 (the “Maximum Amount”) being sufficient to fund the aggregate Total Consideration (as defined in the Offer to Purchase) of all Notes of such series (after funding the aggregate Total Consideration of all validly tendered and not validly withdrawn Notes of each series having a higher “Acceptance Priority Level” as set forth in the table above (with 1 being the highest Acceptance Priority Level)) tendered in the applicable Offer (the “Complete Purchase Condition”). If the Complete Purchase Condition is not satisfied with respect to any series of Notes subject to the Offers, then Merck will not accept for purchase any Notes of that series whether or not validly tendered. Accordingly, upon the terms and subject to the conditions of the Offer, Merck will accept for purchase all Notes of each series tendered in accordance with the applicable Acceptance Priority Level so long as the Maximum Amount is equal to or greater than the aggregate Total Consideration for all tendered Notes of such series and each series having a higher Acceptance Priority Level as further provided in the Offer to Purchase.
Merck has retained BofA Merrill Lynch to act as dealer manager (the “Dealer Manager”) for the Offers. Questions regarding terms and conditions of the Offers should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect).
Global Bondholder Services Corporation will act as the Information Agent and the Tender Agent for the Offers. Questions or requests for assistance related to the Offers or for additional copies of the Offer to Purchase may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers. The Offer to Purchase can be accessed at the following link: http://www.gbsc-usa.com/Merck/.
If Merck terminates any Offer with respect to one or more series of Notes, it will give prompt notice to the Tender Agent, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering holders thereof. With effect from such termination, any Notes blocked in DTC will be released.
Holders are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary needs to receive instructions from a holder in order for that holder to be able to participate in, or (in the circumstances in which revocation is permitted) revoke their instruction to participate in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by each clearing system for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.
This press release is for informational purposes only. This press release is not an offer to purchase or a solicitation of an offer to purchase any Notes. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Merck by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Merck
For more than a century, Merck, a leading global biopharmaceutical company known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to advance the prevention and treatment of diseases that threaten people and communities around the world - including cancer, cardio-metabolic diseases, emerging animal diseases, Alzheimer’s disease and infectious diseases including HIV and Ebola.

Merck Forward-Looking Statement
This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, Merck’s ability to complete the offering. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.
Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.
Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2016 Annual Report on Form 10-K and the company’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov).
Language:
English
Contact:
Merck & Co., Inc.
Media:
Claire Gillespie, 267-305-0932
or
Investor:
Amy Klug, 908-740-1898
Ticker Slug
Ticker: MRK
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